                                                      Registration No. 000-22201
                                                              Filed May 16, 1997

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             EMERALD FINANCIAL CORP.
--------------------------------------------------------------------------------
    (Exact name of registrant as specified in its Articles of Incorporation)

               Ohio                                     34-1842953          .
   -------------------------------     --------------------------------------
   (State or other jurisdiction of    (I.R.S. Employer Identification No.)
   incorporation or organization)

          14092 Pearl Road, Strongsville, Ohio      44136       .
     ------------------------------------------------------------
                    (Address of Principal Executive Offices)

       The Strongsville Savings Bank 401 (K) Retirement Savings Plan   .
       -----------------------------------------------------------------
                                    (Full Title of Plan)


John F. Ziegler                     Emerald Financial Corp.
Executive Vice President &          14092 Pearl Road, Strongsville, Ohio   44136
Chief Financial Officer             (216) 238-7311
------------------------------      --------------
(Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
        Title of           Amount           Proposed maxi-             Proposed maxi-            Amount of
        Securities to be   to be            mum offering               mum aggregate             Registration
        Registered         Registered       Price per share(2)         offering price(2)         Fee(3)
-------------------------------------------------------------------------------------------------------------------
Capital Stock, No par      100,000(1)       $ 13.44           $1,344,000.00             $ 407.27
         value
===================================================================================================================

Notes:

  1. Represents an estimate of such presently indeterminable number of shares as may be purchased with employer and employee contributions pursuant to The Strongsville Savings Bank 401 (K) Retirement Savings Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

2. Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h). The proposed Maximum Offering Price Per Share is the average of the high and low prices of the common stock, without par value, of Emerald Financial Corp. on the NASDAQ National Market on May 15, 1997.

3.    Computed in accordance with Rule 457(h) under the Act.

-----------------
This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.





                                Page 1 of 7 pages
                     Index to Exhibits is located on page 7.

Emerald Financial Corp.
S-8 Registration



                                     PART I.
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents constituting Part I of this Registration Statement will be sent or given to participants in the 401(k) Plan as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Emerald Financial Corp. (the Company) incorporates by reference into this registration statement the following documents:

         (a) Emerald Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996, filed with the SEC under SEC File No. 000-22201.

         (b) The Compay's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the SEC under SEC File No. 000-22201.

         (c) The description of the Company's Common Stock, without par value, contained in the Company's Registration Statement on Form 8-A dated March 6, 1997.

         All documents subsequently filed by the Company or The Strongsville Savings Bank 401(k) Retirement Savings Plan (Plan) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (Exchange Act), prior to the filing of a post-effective amendment that indicates all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable since the Company's Common Stock is registered under
Section 12 of the Securities Act of 1933, as amended.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Section 1701.13(E) of the Ohio Revised Code, the Company will indemnify any director or officer and any former director or officer of the Company, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such a director or officer, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law.

         Article IV, Section A of the Code of Regulations of the Company provides that the Company shall indemnify any person who is or was a director or officer of the company or who is serving at the request of the Company as a director or officer against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her by reason of the fact that he or

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
Emerald Financial Corp.
S-8 Registration


she was such director or officer in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements in the Oho Revised Code as the same may be in effect from time to time.

         The Company has purchased insurance policies indemnifying its officers and directors and the officers and directors of its subsidiary against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company as officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K).

         NO.      EXHIBIT                                                       PAGE
         ---      -------                                                       ----
         (24)     Power of Attorney for any subsequent amendments is located
                  on the signature page of this Registration Statement.          - -
         (99)     The Strongsville Savings Bank 401(k) Retirement Savings        E-1
                  Plan, and amendments thereto.

         In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the undersigned Registrant hereby undertakes that it has submitted or will submit the 401(k) Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify such Plan under Section 401 of the Internal Revenue Code of 1986, as amended.





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Emerald Financial Corp.
S-8 Registration


ITEM 9 UNDERTAKINGS

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  (4) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of its annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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Emerald Financial Corp.
S-8 Registration


                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Strongsville, State of Ohio, on the 16th day of May 1997.

                                    EMERALD FINANCIAL CORP.

                                    BY:   \S\ THOMAS P. PERCIAK
                                       ------------------------------------
                                          Thomas P. Perciak
                                          President and Chief Executive Officer

                                    BY:   \S\ JOHN F. ZIEGLER
                                       ------------------------------------
                                          John F. Ziegler
                                          Executive Vice President and
                                          Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW BY ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints Thomas P. Perciak and John F. Ziegler and each of them (with full power in each act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




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
Emerald Financial Corp.
S-8 Registration



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------
             SIGNATURE                          TITLE                             DATE
-------------------------------------------------------------------------------------------------


\S\ THOMAS P. PERCIAK             President, Chief Executive
---------------------             Officer and Director
Thomas P. Perciak                                                             May 16, 1997


\S\ JOHN F. ZIEGLER               Executive Vice President, Chief
--------------------              Financial Officer and Director
John F. Ziegler                                                               May 16, 1997


\S\ MIKE KALINICH                 Chairman of the Board of Directors
-----------------
Mike Kalinich                                                                 May 16, 1997

\S\ JOAN M. DZURILLA              Director
--------------------
Joan M. Dzurilla                                                              May 16, 1997

                            .     Director
----------------------------
William A. Fraunfelder, Jr.

\S\ GLENN W. GOIST
------------------
Glenn W. Goist, DDS               Director                                    May 16, 1997


                            .     Director
----------------------------
George P. Bohnert, Jr., CPA


                           .      Director
---------------------------
John J. Plucinsky, MD

\S\ KENNETH J. PIECHOWSKI         Director
-------------------------
Kenneth J. Piechowski                                                         May 16, 1997

----------------------------------------------------------------------------------------------------

The 401(k) Plan. Pursuant to the requirements of the Securities Act, The Strongsville Savings Bank 401(k) Retirement Savings Plan and Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned trustees, thereunto duly authorized, in the City of Strongsville, State of Ohio, on May 16, 1997.

                                        THE STRONGSVILLE SAVINGS BANK 401(k)
                                        RETIREMENT SAVINGS PLAN AND TRUST

                                        (Plan Administrator)

                                        By:      \S\   BARBARA J. BURKE
                                                ----------------------------
                                                 Barbara J. Burke
                                                 Director,  Human Resources




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Emerald Financial Corp.
S-8 Registration


                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

Exhibit  Number                             Description
---------------                             -----------

         24 Power of Attorney for any subsequent amendments is located on the signature page of this Registration Statement.

         99 The Strongsville Savings Bank 401(k) Retirement Savings Plan, and amendments thereto.








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